Exhibit 23.1





















                        Consent of KPMG Peat Marwick LLP

                                                                    Exhibit 23.1







                          Independent Auditors' Consent



The Partners
FFP Partners, L.P.:

                  We consent to incorporation by reference in the Registration Statement (No. 33-73170) on Form S-8 of FFP Partners, L.P. of the following: our report dated March 5, 1996, except for the third and fourth paragraphs of Note 5, which are as of March 29, 1996, relating to the consolidated balance sheets of FFP Partners, L.P. and subsidiaries as of December 31, 1995 and December 25, 1994, and the related consolidated income statements, statements of partners' capital, and statements of cash flows and related schedule for each of the years in the three-year period ended December 31, 1995; and our report dated March 5, 1996, except for the third and fourth paragraphs of Note 5, which are as of March 29, 1996, relating to the balance sheets of FFP Operating Partners, L.P. as of December 31, 1995 and December 25, 1994, and the related income statements, statements of partners' capital, and statements of cash flows for each of the years in the three year period ended December 31, 1995, which reports appear in the December 31, 1995 annual report on Form 10-K of FFP Partners, L.P.

                  As discussed in notes 2(l) and 10 to its consolidated financial statements, FFP Partners, L.P., changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."







                                                 KPMG Peat Marwick LLP



Fort Worth, Texas
April 12, 1996